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NEWS RELEASE

AbCellera to Announce Top-Line Results from the Phase 2 Trial of ABCL635 for the Treatment of Moderate-to-Severe VMS Due to Menopause on Monday, August 10, 2026

2026-08-07

Management to host a conference call and live webcast at 4:30 a.m. PT / 7:30 a.m. ET

VANCOUVER, British Columbia--(BUSINESS WIRE)-- **AbCellera** (Nasdaq: ABCL) will release top-line data from its Phase 2 trial evaluating ABCL635 for the treatment of moderate-to-severe vasomotor symptoms (VMS) due to menopause before the market opens on Monday, August 10, 2026 and hold an investor conference call at 4:30 a.m. Pacific Time (7:30 a.m. Eastern Time) the same day.

A live audio webcast of the investor conference may be accessed through a link that will be posted on **AbCellera's Investor Relations website**. A replay will be available through the same link following the conference call.

About ABCL635

ABCL635 is a potential first-in-class antibody drug for the non-hormonal treatment of moderate-to-severe VMS, commonly known as hot flashes, due to menopause. ABCL635 specifically targets NK3R, a clinically validated G protein-coupled receptor (GPCR) expressed on KNDy neurons in the infundibular nucleus of the hypothalamus.

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ABCL635 is the �rst program from AbCellera’s GPCR and ion channel platform to advance into the pipeline, entering the clinic in July 2025. Additional details are available at www.abcellera.com/pipeline. The Phase 2 trial of ABCL635 (NCT07118891) is a multicenter, randomized, double-blind, placebo-controlled trial with approximately 80 postmenopausal women designed to evaluate the e�cacy of ABCL635 in reducing the frequency and severity of moderate-to-severe VMS. About AbCellera Biologics Inc. AbCellera (Nasdaq: ABCL) is a clinical-stage biotechnology company focused on discovering and developing �rst- in-class antibody-based medicines in the areas of endocrinology, women’s health, immunology, oncology, and more. For more information, please visit www.abcellera.com. Inquiries Media: Tiffany Chiu; media@abcellera.com, +1(236)521-6774 Investor Relations: Peter Ahn; ir@abcellera.com, +1(778)729-9116 Source: AbCellera Biologics Inc. 2